Exhibit 5.1

21 Platform Way South, Suite 3500

Nashville, TN 37203

(615) 742-6200

July 7, 2026

AutoZone, Inc.

123 South Front Street

Memphis, Tennessee 38103

Ladies and Gentlemen:

We have acted as counsel to AutoZone, Inc., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), that will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) relating to the registration for the offer, issuance and sale by the Company of one or more series of the Company’s debt securities (collectively, the “Debt Securities”) to be issued under an indenture dated as of August 8, 2003, between the Company and Regions Bank, successor to The Bank of New York Mellon Trust Company, N.A., as successor to Bank One Trust Company, N.A., as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities.

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to facts material to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

Further, for purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Debt Securities to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee thereof and other proper corporate action of the Company (“Corporate Action”), in accordance with the procedures and terms described in the Registration Statement and in accordance with the Company’s articles of incorporation and bylaws, as amended, and applicable Nevada corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities; (ii) at the time of offer, issuance and sale of any Debt Securities, the Registration Statement will be effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to the Indenture; (iv) the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Corporate Action authorizing such sale and any underwriting agreement, purchase agreement or other applicable agreement as contemplated by the applicable Prospectus; (v) the Company will remain a Nevada corporation; (vi) the Indenture and the Debt Securities will be governed by the internal laws of the State of New York; and (vii) the status of each of the Indenture and the Debt Securities as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

July 7, 2026

Our opinion set forth herein is limited to the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), as currently in effect, that, in our experience, are applicable to the Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any non-Covered Law on the opinion herein stated, or as to the securities or “blue sky” laws of any jurisdiction. The opinion expressed in this opinion letter is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied. Various issues pertaining to laws of the State of Nevada, including the due authorization of the issuance of the Notes, are addressed in the opinion of Brownstein Hyatt Farber Schreck, LLP, Nevada counsel for the Company, which has been separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. To the extent our opinion set forth below relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 and N.Y. C.P.L.R. 327(b) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indenture.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Indenture and authorized by all necessary Corporate Action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the applicable Prospectus and by such Corporate Action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion rendered in the above paragraph is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether enforcement is considered in a proceeding at law or in equity; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. We express no opinion (x) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, (y) with respect to whether acceleration of the Notes may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon or (z) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency. The opinion rendered in the above paragraph does not include an opinion with respect to compliance with laws relating to permissible rates of interest.

We express no opinion with respect to: (i) the enforceability of any provision purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, or (E) modify or waive the rights to notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, stays or extensions, statutes of limitations and statutes of repose (including the tolling of the same), other procedural rights or other benefits that cannot be waived under applicable law; (ii) (A) whether an acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof in excess of the public offering price to the extent that such portion was determined to constitute unearned interest thereon, and (B) the creation, validity, attachment, perfection, or priority of any lien or security interest; (iii) any legal requirements that are applicable to any party or its affiliates solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or such affiliates as a result of the specific assets or business operations of such party or such affiliates; and (iv) the severability, if invalid, of provisions to the foregoing effect.

July 7, 2026

To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we have assumed further for purposes of this opinion letter that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee has the requisite power and authority to execute and deliver and to perform its obligations under the Indenture and the Debt Securities; (iii) the Trustee has duly authorized, executed and delivered the Indenture and the Debt Securities; (iv) the Statement of Eligibility of the Trustee on Form T-1 has been properly filed with the Commission; (v) the Indenture constitutes a legally valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; and (vi) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that, prior to issuing any Debt Securities, you will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and in the related Prospectus, which forms a part thereof under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable law.

Yours very truly,

/s/ Bass, Berry & Sims PLC